UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 21, 2009

(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As previously discussed in the Current Report on Form 8-K (the “Form 8-K”) filed by Kimberly-Clark Corporation (the “Corporation”) on April 22, 2009, the Corporation has adopted, effective January 1, 2010, the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (the “401(k) Plan”), which is a defined contribution plan under Section 401 of the Internal Revenue Code (the “Code”). The 401(k) Plan provides for a matching by the Corporation of 100 percent of an employee’s contribution to the 401(k) Plan, to a maximum of four percent per year of eligible compensation, as well as a discretionary profit sharing contribution of up to a maximum of six percent per year of eligible compensation. The Corporation’s contributions to the 401(k) Plan are based on the Corporation’s profit performance.

Also as previously discussed in the Form 8-K, effective January 1, 2010, in connection with the adoption of the 401(k) Plan, the Corporation has amended and restated its Retirement Contribution Excess Benefit Program, which has been renamed the Kimberly-Clark Corporation Supplemental Retirement 401(k) and Profit Sharing Plan (the “Supplemental 401(k) Plan”), to provide a corresponding supplemental plan benefit to the 401(k) Plan without regard to the limitations imposed by the Code on qualified defined contribution plans.

A copy of the Supplemental 401(k) Plan is attached as Exhibit (10)j to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. (10)j. Kimberly-Clark Corporation Supplemental Retirement 401(k) and Profit Sharing Plan, dated December 21, 2009 and effective January 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: December 21, 2009	By:	/s/ John W. Wesley
John W. Wesley
Vice President and Secretary

EXHIBIT INDEX

Exhibit No. (10)j. Kimberly-Clark Corporation Supplemental Retirement 401(k) and Profit Sharing Plan, dated December 21, 2009 and effective January 1, 2010.